UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2012

Attitude Drinks Incorporated
(Exact name of registrant as specified in its charter)

Delaware	(000-52904)	65-0109088
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Number)

10415 Riverside Drive # 101, Palm Beach Gardens, Florida 33410-4237
(Address of principal executive offices) (Zip Code)

Telephone number: (561) 227-2727

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01.                            Entry into a Material Definitive Agreement.

On March 31, 2012, the Company entered into an Extension Agreement with note holders (the “Noteholder(s)”) who have convertible notes in the total outstanding amount of $1,722,109 (the “Notes”) with a due date of March 31, 2012 to extend the maturity date of the Notes to March 31, 2014.  As consideration of the extension of the maturity date of these Notes, the Company shall issue to each Noteholder a new convertible note with an interest rate of twelve percent (12%) in the principal amount representing ten percent (10%) of the principal amount owed to each Noteholder (the “the Ten Percent Notes”).  The conversion price of the Ten Percent Notes shall be equal to seventy-five percent (75%) of the average of the three lowest closing bid prices for the common stock as reported by Bloomberg L.P. for the principal market for the ten trading days preceding a conversion date, but in no event greater than $.02, subject to further reduction as described in the Ten Percent Notes.  These new notes have a due date of March 31, 2014.

Item 3.02.                            Unregistered Sales of Equity Securities

In connection with the agreement set forth above in Item 1.01, which is incorporated by reference herein, on March 31, 2012, the Company issued Secured Convertible Promissory Notes in the aggregate principal amount of $172,211.  The foregoing securities were issued in reliance upon an exemption from registration under Section 4(2) and/or Regulation D of the Securities Act of 1933, as amended. All of the investors were accredited investors and had preexisting relationships with the Company, there was no general solicitation or advertising in connection with the offer or sale of securities and the securities were issued with a restrictive legend.

Item 9.01.                            Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Extension Agreement (Exhibit B filed as Exhibit 10.2 to this report)
10.2	Form of Ten Percent Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2012

ATTITUDE DRINKS INCORPORATED

By: /s/ Roy G. Warren
Name: Roy G. Warren
Title: President and Chief Executive Officer